Exhibit 10.2

BILL OF SALE AND ASSUMPTION AGREEMENT

This Bill of Sale and Assumption Agreement (this “Bill of Sale”) is entered into as of July 1, 2023, by and between HWH World, Inc., a Texas corporation (“Seller”), and Sharing Services Global Corporation, a Nevada corporation (“Buyer”).

1. Definitions. Unless specifically designated otherwise, capitalized terms used in this Bill of Sale shall have the meanings given them in that certain Asset Purchase Agreement between Seller and Buyer dated July 1, 2023 (the “Asset Purchase Agreement”). The terms of the Asset Purchase Agreement are incorporated herein by this reference.

2. Sale of Assets. Subject to the terms, conditions and limitations set forth in the Asset Purchase Agreement, Seller, as of the Closing Date, for valuable consideration, the receipt of which is hereby acknowledged, hereby sells, assigns, grants and conveys all of Seller’s right, title and interest in and to all of the Purchased Assets, to Buyer, its successors and assigns, to its and their own use and benefit, forever.

3. Assumption. Subject to the terms, conditions and limitations set forth in the Asset Purchase Agreement, Seller hereby assigns the Assumed Liabilities to Buyer, and Buyer hereby accepts such assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants of, and to pay and discharge all of, the Assumed Liabilities.

4. Miscellaneous.

(a) Seller and Buyer hereby agree that they will, from time to time, execute and deliver such further instruments of conveyance and transfer as may be reasonably required to implement and effect (i) the sale of the Purchased Assets pursuant to the Asset Purchase Agreement, and (ii) the assumption of the Assumed Liabilities pursuant to the Asset Purchase Agreement.

(b) This Bill of Sale has been executed to implement the Asset Purchase Agreement and nothing contained herein shall be deemed or construed to impair or alter any of the provisions of the Asset Purchase Agreement.

(c) This Bill of Sale is executed and delivered in, and shall be construed and enforced in accordance with the laws of the State of Texas, without reference to conflict of law provisions, and shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties to this Bill of Sale.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale on the date first above written.

“BUYER”		“SELLER”

SHARING SERVICES GLOBAL CORPORATION		HWH WORLD, INC.

By:	/s/ John Thatch	By:	/s/ Frank Heuszel
Name:	John “JT” Thatch	Name:	Frank Heuszel
Title:	CEO	Title:	President
Date:	11/03/2023	Date:	Nov 3, 2023

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